                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT ACCOUNTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in Viewpoint Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
    New York, New York
    January 28, 2003